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                                                                EXHIBIT 10.5(d)


                FOURTH AMENDMENT TO COMMERCIAL LEASE AGREEMENT


     THIS FOURTH AMENDMENT TO COMMERCIAL LEASE AGREEMENT, (the "Amendment") is entered into by and between KANCRO, L.P., a Delaware limited partnership (the "Lessor") and SOFTWARE SPECTRUM, INC., a Texas corporation (the "Lessee"), effective as of the 25th day of November, 1996.

                             W I T N E S S E T H:

     WHEREAS, pursuant to the terms of that certain Commercial Lease Agreement dated April 19, 1993 (the "Lease"), as amended by that certain Third Amendment to Commercial Lease Agreement dated to be effective as of April 1, 1995 (collectively, the "Lease"), Lessee has heretofore leased from the Lessor certain premises located within the industrial warehouse project commonly known as Northgate IV, Garland, Texas (the "Project") and containing approximately 70,390 square feet of space, more or less within Building 15 at 2220 Merritt Drive, Garland, Texas (the "Original Premises"); and

     WHEREAS, the parties desire to further amend certain provisions of the Lease, all as more particularly set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. Terms defined in the Lease and delineated herein by initial capital letters shall have the same meaning ascribed thereto in the Lease, except to the extent that the meaning of such term is specifically modified by the provisions hereof. In addition, other terms not defined in the Lease, but defined herein shall when delineated with initial capital letters have the meaning ascribed thereto in this Amendment. Terms and phrases which are not delineated by initial capital letters shall have the meaning commonly ascribed thereto.

     2.   Amendments to the Lease.

          (a) Section 1 of the Lease shall be modified in its entirety as follows:

               "Section 1 PREMISES AND TERM.
               (A) In consideration of the mutual obligations of Lessor and Lessee set forth herein, Lessor leases to Lessee, and Lessee hereby takes from Lessor certain lease premises (the "Original Premises"), consisting of 70,390 square feet of space, more or less, in Building 15 situated within the Project, and being more particularly described on Exhibit "A-1" attached




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               hereto and incorporated herein for all purposes, together with all rights, privileges, easements, appurtenances and amenities granted to the Lessee in this Lease, to have and to hold, subject to the terms, covenants and conditions of this Lease. The term of this Lease shall commence on April 1, 1995 (the "Commencement Date") and shall end on the last day of the month that is sixty (60) months after the Commencement Date (the "Lease Term"); provided, that if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall be extended for the remainder of the calendar month in which the Commencement Date occurs.

               (B) In consideration of the mutual obligations of Lessor and Lessee set forth herein, Lessor leases to Lessee, and Lessee hereby takes from Lessor certain leased premises (the "Expansion Premises"), consisting of 38,286 square feet of space, more or less, in Building 14 situated within the Project, and being more particularly described on Exhibit "A" and Exhibit "A-2" attached hereto and incorporated for all purposes, together with all rights, privileges, easements, appurtenances and amenities granted to the Lessee in this Lease, to have and to hold subject to the terms, covenants and conditions of this Lease. The term of the Lease of the Expansion Premises shall commence on December 1, 1996 (the "Expansion Commencement Date"), and shall end on the last day of the month that is coterminous with the date of expiration of the term of the lease of the Original Premises. The Original Premises and the Expansion Premises are hereinafter sometimes collectively referred to as the "Premises".

          (b) The last sentence of Section 2(c) of the Lease is hereby amended in its entirety as follows:

               "The amount of the monthly rent is as follows:

               Base Rent (Original Premises) .................... $   21,996.88
               Base Rent (Expansion Premises) ...................     12,762.00
               Tax Escrow Payment (Original Premises) ...........      3,519.50
               Tax Escrow Payment (Expansion Premises) ..........      2,252.19
               Insurance Escrow Payment (Original Premises) .....        410.61
               Insurance Escrow Payment (Expansion Premises) ....        233.07
               Common Area Expenses (Original Premises) .........      1,055.85
               Common Area Expenses (Expansion Premises) ........        708.80
                                                                  -------------

                    Monthly Payment Total:                        $   42,938.90"
                                                                  -------------



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    (c)   A new Section 26 shall be added to the Lease, and shall read in its entirety as follows:

          "26. Construction of Improvements to Expansion Premises. Lessee shall proceed to construct improvements within the Expansion Premises in compliance with certain plans and specifications prepared on behalf of the Lessee (the "Plans"). The Plans for the construction of the improvements to the Expansion Premises shall be mutually approved by the parties in writing prior to commencement of construction. Lessor agrees to notify Lessee in writing at the time Lessor approves the Plans the items to be constructed by the Lessee which Lessor shall require the Lessee to remove from the Expansion Premises at the expiration of the term of this Lease. Lessee shall be responsible for the cost of all improvements to be constructed within the Expansion Premises. Lessee shall further be responsible for compliance with all applicable statutes, codes, ordinances and other regulations for all construction performed by or on behalf of the Lessee within the Expansion Premises, including without limitation, the installation of all utilities within the Expansion Premises. Lessee acknowledges that the utilities serving the Expansion Premises are jointly metered with the utilities serving the Additional Premises (as defined in Section 3 of this Amendment). Until such time as the utilities serving both the Expansion Premises and the Additional Premises are separately metered, Tenant agrees to pay the cost of all jointly metered utilities. Lessee shall not permit Lessee's contractors or any subcontractor to commence any work in connection with the construction of the improvements to the Expansion Premises until appropriate insurance has been obtained and certificates evidencing such insurance coverage have been delivered to and approved by Lessor. Lessee agrees to indemnify, defend and hold Lessor harmless from and against all claims, liabilities, costs, damages and expenses of whatever nature, including those to the property of Lessee, arising out of or in conjunction with the performance of the construction of the improvements to the Expansion Premises. At the expiration of the term of the Lease, and upon written notice from the Lessor, Lessee, at its sole cost and expense, shall remove all improvements constructed within the Expansion Premises which were identified by the Lessor in writing at the time of the approval of the Plans. Such removal of the improvements to the Expansion Premises shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the building and other improvements comprising the Premises. Tenant




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          expressly acknowledges and agrees that it shall lease and take possession of the Expansion Premises in an "AS-IS" condition. Neither Lessor nor anyone acting on lessor's behalf has made any representations or warranties as to the condition of the Expansion Premises. The taking of possession of the Expansion Premises by the Lessee shall be deemed conclusive evidence that the Expansion Premises were in a satisfactory condition at the time of possession."

     3. Right of First Refusal on Additional Space. At any time between the Expansion Commencement Date and the expiration of the term of the Lease, and provided that the Lessee is not then in default under the Lease and has not assigned this lease or sublet the right to lease (or any part thereof) Lessee shall have the right to lease premises adjacent to the Expansion Premises, consisting of of approximately 24,561 square feet, more or less, and outlined on Exhibit "B", attached to this Amendment and incorporated herein (the "Additional Premises"). Subject to the foregoing, and provided that Lessee shall have not previously received a written notice from the Lessor of a bona fide third-party offer to lease the Additional Premises as described below, the Lessee may, upon written notice to the Lessor, lease the additional Premises at a base rent, the lease of the Additional Premises shall be upon the same terms and conditions as those herein specified, including without limitation, the date of termination of the Lease specified herein. Following Lessee's notice, Lessor and Lessee shall cooperate with each other to expeditiously execute an amendment to this or an additional lease agreement to document the lease of the Additional Premises.

          In the event Lessor desires to lease all or a portion of the Additional Premises to a third party, Lessor shall notify Lessee in writing of its intention, including in the notice the name of the proposed Lessee and the particular location of the proposed lease space. Lessee agrees not to enter into a sublease with such third party, nor discuss such information with any potential sublessee or assignee of lessee. Lessee shall have thirty (30) days after receipt of Lessor's notice to notify Lessor of Lessee's decision to lease that portion of the Additional Premises subject to the proposed lease with such third party, such lease to be upon the same terms and conditions as that agreed to in writing by Lesssor and such third party. If within such thirty (30) day period, Lessee does not deliver Lessor written notice of Lessee's intent to exercise its right of first refusal with respect to that portion of the Additional Premises subject to the proposed lease with such third party, then Lessor shall be entitled for a period of ninety



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          (90) days thereafter to execute a lease with such third party, and if
          Lessor does so execute a lease with such third party, Lessee's prior right to lease all or the portion of the Additional Premises covered by the lease with such third party shall automatically terminate for the duration of such lease and any extensions thereto. However, if Lessor does not execute a lease with such third party during the ninety (90) day period, that portion of the Additional Premises shall not thereafter be leased without Lessor's compliance with the terms of this Section 3.

     4. Effect of Amendment. Except as specifically amended by the provisions hereof, the terms, covenants and provisions of the Lease shall continue to govern the rights and obligation of the parties thereunder, and all rights, convenants and provisions of the Lease shall remain in full force and effect as stated therein. This Amendment and the Lease shall be construed as one instrument. The terms, covenants and provisions of this Amendment shall inure to the benefit and be binding upon the parties hereto and their respective successors and permitted assigns

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment in multiple counterparts as of the day and year first above written.


                                        LESSOR:

                                        KANCRO, L.P.,
                                        a Delaware limited partnership

                                        By:  KPERS Realty Holding #23, Inc.,
                                             a Kansas corporation,
                                             general partner

                                        By:  /s/ STEPHEN S. WILLIAMS
                                             ----------------------------------
                                                 Stephen S. Williams

                                             Title: Vice President
                                                    ----------------------------

                                        LESSEE:

                                        SOFTWARE SPECTRUM, INC.
                                        a Texas corporation

                                        By:  /s/ KEITH R. COOGAN
                                             ----------------------------------
                                          Title: Executive Vice President - COO
                                                 ------------------------------

                                             BY:  /s/ LISA STEWART
                                                  ------------------------------
                                                      Lisa Stewart

                                             TITLE: Vice President - Operations
                                                    ----------------------------




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                                 EXHIBIT "A"
                              LEGAL DESCRIPTION


BEING approximately 62,847 square feet out of an approximate 62,847 square foot facility commonly known as Northgate Phase IV, Building 14 located on 2260 Merritt Drive, Garland, Texas, and situated on a tract of land described as follows:

BEING 7.7771 acres of land situated in the HENRY REID SURVEY, Abstract No. 1197, being part of Lot 1, Block 3 of Northgate Business Park IV, an addition to the City of Garland as recorded in Volume 85052, Page 1927 of the Deed Records of Dallas County, Texas;

COMMENCING at the Northeast corner of said Lot 1, said corner being the intersection of the southerly R.O.W. line of Miller Road (a 100' R.O.W.) and the westerly boundary line of Santa Fe-Miller Road Industrial District;

THENCE, South 00 degrees 13 minutes 39 seconds West, along the easterly line of Lot 1 and said westerly boundary line of Santa Fe-Miller Road Industrial District a distance of 985.10 feet to the POINT OF BEGINNING;

THENCE, South 00 degrees 13 minutes 39 seconds West, continuing along the easterly line of Lot 1 and said westerly boundary line) a distance of 717.00 feet to a point for a corner, said point being the Southeast corner of Lot 1;

THENCE, North 89 degrees 46 minutes 21 seconds West, along the southerly line of Lot 1 a distance of 150.00 feet to the beginning of a curve to the right having a central angle of 30 degrees 00 minutes 00 seconds, a radius of 400.00 feet and a tangent of 107.18 feet;

THENCE, continuing along the southerly line of Lot 1 and said curve to the right an arc distance of 209.44 feet to a point of tangency;

THENCE, North 59 degrees 46 minutes 21 seconds West, continuing along the southerly line of Lot 1 a distance of 189.89 feet to a point for a corner said point being on the easterly R.O.W. line of Merritt Drive a 60' R.O.W.;

THENCE, North 00 degrees 13 minutes 39 seconds East, along said easterly R.O.W. line of Merritt Drive a distance of 297.92 feet to the beginning of a curve to the right having a central angle of 27 degrees 39 minutes 58 seconds, a radius of 320.00 feet and a tangent of 78.80 feet;

THENCE, northeasterly along said easterly R.O.W. and said curve to the right an arc distance of 154.52 feet to a point of tangency;

THENCE, North 27 degrees 53 minutes 37 seconds East, continuing along said easterly R.O.W. a distance of 55.81 feet to the beginning of a curve to the left having a central angle of 06 degrees 54 minutes 30 seconds, a radius of
660.00 feet and a tangent of 39.84 feet;

THENCE, Northeasterly continuing along said easterly R.O.W. and said curve to the left an arc distance of 79.58 feet to a point for a corner;

THENCE, South 89 degrees 46 minutes 21 seconds East, departing the easterly R.O.W. line of Merritt Drive a distance of 419.33 feet to the POINT OF BEGINNING and CONTAINING 338,771 Square Feet or 7.7771 Acres of Land.


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                                 EXHIBIT "A-1"

                         Site Plan of Original Premises